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                                                                       Exhibit 5
                              PROSKAUER ROSE LLP
                                 1585 Broadway
                               New York, NY 10036



                                         August 5, 1998



The Board of Directors
LogistiCare, Inc.
One Crown Center
1895 Phoenix Boulevard, Suite 306
College Park, Georgia 30349


Ladies and Gentlemen:

     You have requested our opinion in connection with the filing by LogistiCare, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission of a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 3,795,000 shares of common stock, $.01 par value per share, of the Company (the "Shares").

     We have examined such documents as we have considered necessary for this opinion. In that connection, we have assumed, without investigation, the authenticity of any document submitted to us as an original, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents.

     Based upon the foregoing, it is our opinion that the Shares have been duly authorized and are, and, in the case of the Shares to be issued by the Company, when such Shares are issued and delivered in accordance with the underwriting agreement described in the Registration Statement, will be, validly issued, fully paid and nonassessable.

     This opinion is limited to the General Corporation Law of the State of Delaware and does not purport to express any opinion on any other laws.
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The Board of Directors
LogistiCare, Inc.
August 5, 1998
Page 2



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    PROSKAUER ROSE LLP